As filed with the Securities and Exchange Commission on June 30, 2005
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DWANGO NORTH AMERICA CORP.
(Exact name of registrant as specified in its charter)

Nevada	84-1407365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2211 Elliott Avenue, Suite 601, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

DWANGO NORTH AMERICA CORP. 2003 EQUITY INCENTIVE PLAN
(Full title of the Plan)

Rick J. Hennessey, Chief Executive Officer
Dwango North America Corp.
2211 Elliott Avenue, Suite 601
Seattle, Washington 98121
(Name and address of agent for service)

(206) 832-0600
(Telephone number, including area code, of agent for service)

copy to:
Gary T. Moomjian, Esq.
Moomjian & Waite, LLP
100 Jericho Quadrangle
Jericho, New York 11753
(516) 937-5900

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.001	500,000	$1.48 (3)	$740,000	$87.10

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered hereby such indeterminable number of additional shares of common stock as may become issuable pursuant to anti-dilution provisions contained in the 2003 Equity Incentive Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Computed in accordance with Rule 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices for the Common Stock on June 28, 2005.

EXPLANATORY NOTE

This Registration Statement relates to the registration of 500,000 additional shares of Common Stock, par value $.001 per share, of Dwango North America Corp. (the “Registrant”) reserved for grant and issuance under the Registrant’s 2003 Equity Incentive Plan, as amended (the “Plan”). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant’s stockholders on June 17, 2005. Pursuant to the Registration Statement on Form S-8 (File No. 333-122353) (the “Prior Registration Statement”) filed by the Registrant on January 28, 2005 with the Securities and Exchange Commission, the Registrant has previously registered 6,000,000 shares of Common Stock reserved for issuance under the Plan. The contents of the Prior Registration Statement are hereby incorporated herein by reference and made a part of this Registration Statement pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the documents listed below. In addition, all documents and reports subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

1.	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

2.	The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;

3.	The Registrant’s Current Report on Form 8-K (Date of Report: May 17, 2005) filed on May 17, 2005;

4.	The Registrant’s Current Report on Form 8-K (Date of Report: June 17, 2005) filed on June 22, 2005;

5.
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed on December 30, 2003, including any amendment(s) or report(s) filed for the purpose of updating such description.

Item 8. Exhibits.

Set forth below are all exhibits to the Registration Statement:

Number	Description

5.1	Opinion of Moomjian & Waite, LLP
10.1
Dwango North America Corp. 2003 Equity Incentive Plan, as amended (incorporated by reference to the Registrant’s Current Report on Form 8-K (Date of Report: June 17, 2005) filed with the Securities and Exchange Commission on June 22, 2005)

23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed herewith as Exhibit 5.1.)
23.2	Consent of Eisner LLP
24	Power of Attorney (included on signature page hereto)

[Remainder of Page Intentionally Left Blank]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on this 28th day of June, 2005.

DWANGO NORTH AMERICA CORP.

By:	/s/ Rick J. Hennessey
Rick J. Hennessey
Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Rick J. Hennessey and J. Paul Quinn, and each of them, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable Dwango North America Corp. to comply with the Securities Act, as amended, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Director and Chairman of the Board
Victor A. Cohn

/s/ Rick J. Hennessey	Director and Chief Executive Officer	June 28, 2005
Rick J. Hennessey	(Principal Executive Officer)

/s/ J. Paul Quinn	Chief Financial Officer	June 28, 2005
J. Paul Quinn	(Principal Financial and Accounting Officer)

/s/ Alexander U. Conrad	Director	June 28, 2005
Alexander U. Conrad

Director
L. Derrick Ashcroft

/s/ Paul Eibeler	Director	June 28, 2005
Paul Eibeler

/s/ Vishal Bhutani	Director	June 29, 2005
Vishal Bhutani

DWANGO NORTH AMERICA CORP.

FORM S-8 REGISTRATION STATEMENT

EXHIBIT INDEX

Number	Description

5.1	Opinion of Moomjian & Waite, LLP
10.1
Dwango North America Corp. 2003 Equity Incentive Plan, as amended (incorporated by reference to the Registrant’s Current Report on Form 8-K (Date of Report: June 17, 2005) filed with the Securities and Exchange Commission on June 22, 2005)

23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed herewith as Exhibit 5.1.)
23.2	Consent of Eisner LLP
24	Power of Attorney (included on signature page hereto)